UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 9, 2024, Leafly Holdings, Inc. (the "Company") received a notification (the "Notice") from the Listing Qualifications Staff (the "Staff") of the Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it no longer complies with Nasdaq's requirements contained in Nasdaq Listing Rule 5550 for companies traded on the Nasdaq Capital Market (the "Capital Market"). Nasdaq Listing Rule 5550 requires a company listed on the Capital Market to continuously meet at least one of the following requirements set forth in Nasdaq Listing Rule 5550(b) (the "Continued Listing Standards"):

Continued Listing Standard	Requirement

“Stockholders’ Equity”	Minimum $2.5 million

“Market Value of Listed Securities”	Minimum $35 million

“Net Income”	Minimum $500 thousand from continuing operations – most recent fiscal year or in two of three of last three fiscal years

As previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and confirmed by the Notice, the Company does not currently meet any of the Continued Listing Standards. As set forth in such Notice, within 45 calendar days from the date of the Notice, the Company will have the right to submit to Nasdaq a plan to regain compliance with Nasdaq's Stockholders' Equity and/or Market Value of Listed Securities standards, and the Staff may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. As provided in Nasdaq Listing Rule 5810(c)(2)(D), the Staff will not accept a compliance plan for deficiencies in net income from continuing operations since compliance requires stated levels of net income during completed fiscal years and therefore it can only be demonstrated through audited financial statements. The Company can give no assurances that the Staff will grant an extension or, even if the Staff grants an extension, that the Company will be given the full 180 calendar days or that it will be able to comply with the Continued Listing Standards.

The Company is in the process of reviewing and evaluating potential options to regain compliance with the Nasdaq Listing Rule 5550.

The Notice has no immediate effect on the listing of the Company's common stock or warrants, and its common stock and warrants will continue to trade on the Capital Market under the symbols "LFLY" and "LFLYW," respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	April 12, 2024	By:	/s/ Suresh Krishnaswamy
Suresh Krishnaswamy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)